UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On November 21, 2016, Dynex Capital, Inc., a Virginia corporation (the “Company”), entered into an equity distribution agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and JonesTrading Institutional Services LLC (each, an “Agent,” and collectively, the “Agents”) pursuant to which the Company may offer and sell up to $50,000,000 of aggregate value of shares of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, and the Company’s 7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (collectively, the “Preferred Stock”) from time to time through the Agents, as the Company’s agents under the Sales Agreement. Sales of shares of the Preferred Stock, if any, under the Sales Agreement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, the existing trading market of the Preferred Stock, or sales made to or through a market maker other than on an exchange, or, subject to a written notice from the Company, by any other method permitted by law.
Under the terms of the Sales Agreement, the Company may also sell shares of the Preferred Stock to either Agent as principal for its own account at a price agreed upon at the time of sale. If the Company sells shares of the Preferred Stock to an Agent as principal, the Company and the Agent will enter into a separate terms agreement with the applicable Agent.
Each Agent is entitled to compensation of up to two percent (2.0%) of the gross sales price per share for any shares of the Preferred Stock sold by such Agent under the Sales Agreement. The Sales Agreement contains various representations, warranties and agreements by the Company and the Agents, conditions to closing, indemnification rights and obligations of the parties and termination provisions.
From time to time, in the ordinary course of business, Ladenburg and its affiliates have provided, and in the future both Agents and their affiliates may provide, investment banking services to the Company and have received or may receive fees from the Company for the rendering of such services.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.29 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the filing of the Sales Agreement, the Company is filing as (i) Exhibit 5.1 to this Current Report on Form 8-K an opinion of Troutman Sanders LLP with respect to the legality of the shares of Preferred Stock to be sold under the Sales Agreement and (iii) Exhibit 8.1 to this Current Report on Form 8-K an opinion of Troutman Sanders LLP with respect to certain tax matters.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares.

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters.

10.29	Equity Distribution Agreement among Dynex Capital, Inc., Ladenburg Thalmann & Co. Inc. and JonesTrading Institutional Services LLC, dated November 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	November 21, 2016	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares.

8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters.

10.29	Equity Distribution Agreement among Dynex Capital, Inc., Ladenburg Thalmann & Co. Inc. and JonesTrading Institutional Services LLC, dated November 21, 2016.